EXHIBIT 12.1
                              SUNAMERICA INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (EXCLUDING INTEREST ON FIXED ANNUITIES,
             GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)

                                                                                                         Nine months ended
                                                                                                             June 30,
                                                       Years ended September 30,                            (unaudited)
                                     ______________________________________________________________   ______________________
                                       1990         1991         1992         1993         1994         1994         1995
                                     __________   __________   _________    __________   __________   __________   __________
                                                                  (in thousands, except ratios)

Earnings:
Pretax income                          $ 60,867     $ 73,381     $111,091     $184,011     $240,001     $176,234     $199,653
                                     __________   __________   _________    __________   __________   __________   __________
Add:
  Interest incurred on:
   Senior indebtedness                   31,436       33,072       33,224       36,246       50,292       36,044       41,031
   Subordinated notes                    13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
   Total interest incurred               44,439       43,545       37,165       36,246       50,292       36,044       41,031
                                     __________   __________   _________    __________   __________   __________   __________
  Dividends paid on preferred
   securities of grantor trust               --           --           --           --           --           --          364
                                     __________   __________   _________    __________   __________   __________   __________
Total earnings                         $105,306     $116,926     $148,256     $220,257     $290,293     $212,278     $241,048
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========
Fixed charges:
Interest incurred on:
  Senior indebtedness                  $ 31,436     $ 33,072     $ 33,224     $ 36,246     $ 50,292     $ 36,044     $ 41,031
  Subordinated notes                     13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
  Total interest incurred                44,439       43,545       37,165       36,246       50,292       36,044       41,031

Dividends paid on preferred
  securities of grantor trust                --           --           --           --           --           --          364
                                     __________   __________   _________    __________   __________   __________   __________
Total fixed charges                    $ 44,439     $ 43,545     $ 37,165     $ 36,246     $ 50,292     $ 36,044     $ 41,395
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========

Ratio of earnings to fixed charges
  (excluding interest incurred on
  fixed annuities, guaranteed
  investment contracts and trust
  deposits)                                2.4x         2.7x         4.0x         6.1x         5.8x         5.9x         5.8x
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========


                              SUNAMERICA INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  (INCLUDING INTEREST ON FIXED ANNUITIES,
             GUARANTEED INVESTMENT CONTRACTS & TRUST DEPOSITS)

                                                                                                         Nine months ended
                                                                                                             June 30,
                                                       Years ended September 30,                            (unaudited)
                                     ______________________________________________________________   ______________________
                                        1990         1991         1992         1993         1994         1994         1995
                                     __________   __________   _________    __________   __________   __________   __________
                                                                  (in thousands, except ratios)

Earnings:
Pretax income                          $ 60,867     $ 73,381     $111,091     $184,011     $240,001     $176,234     $199,653
                                     __________   __________   _________    __________   __________   __________   __________
Add:
  Interest incurred on:
    Fixed annuity contracts             403,775      411,084      362,094      308,910      254,464      194,783      190,284
   Guaranteed investment contracts       87,280      124,381      140,114      136,984      150,424      108,211      151,776
    Trust deposits                        2,909           --        4,256        8,438        8,516        6,223        7,901
    Senior indebtedness                  31,436       33,072       33,224       36,246       50,292       36,044       41,031
    Subordinated notes                   13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
    Total interest incurred             538,403      579,010      543,629      490,578      463,696      345,261      390,992
                                     __________   __________   _________    __________   __________   __________   __________
  Dividends paid on preferred
   securities of grantor trust               --           --           --           --           --           --          364
                                     __________   __________   _________    __________   __________   __________   __________

Total earnings                         $599,270     $652,391     $654,720     $674,589     $703,697     $521,495     $591,009
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========
Fixed charges:
Interest incurred on:
  Fixed annuity contracts              $403,775     $411,084     $362,094     $308,910     $254,464     $194,783     $190,284
  Guaranteed investment contracts        87,280      124,381      140,114      136,984      150,424      108,211      151,776
  Trust deposits                          2,909           --        4,256        8,438        8,516        6,223        7,901
  Senior indebtedness                    31,436       33,072       33,224       36,246       50,292       36,044       41,031
  Subordinated notes                     13,003       10,473        3,941           --           --           --           --
                                     __________   __________   _________    __________   __________   __________   __________
  Total interest incurred               538,403      579,010      543,629      490,578      463,696      345,261      390,992

Dividends paid on preferred
  securities of grantor trust                --           --           --           --           --           --          364
                                     __________   __________   _________    __________   __________   __________   __________
Total fixed charges                    $538,403     $579,010     $543,629     $490,578     $463,696     $345,261     $391,356
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========

Ratio of earnings to fixed charges
  (including interest incurred on
  fixed annuities, guaranteed
  investment contracts and trust
  deposits)                                1.1x         1.1x         1.2x         1.4x         1.5x         1.5x         1.5x
                                     ==========   ==========   ==========   ==========   ==========   ==========   ==========